THE ORCHARD REPORTS FOURTH QUARTER AND FULL YEAR 2009 FINANCIAL RESULTS

REVENUE INCREASE OF 9% FROM 2008 TO 2009

Investor Conference Call Scheduled For
Thursday, March 25, 2010, at 4:30 p.m. EDT

NEW YORK — March 25, 2010—The Orchard (NASDAQ: ORCD), a global leader in music and video distribution and comprehensive digital strategy, today reported financial results for the fourth quarter and year ended December 31, 2009.

Highlights for Fourth Quarter Ended December 31, 2009

Revenue increased 3% to $16.7 million in the fourth quarter of 2009 from $16.2 million in the fourth quarter of 2008.

The Orchard’s gross profit margin was 26% in the fourth quarter of 2009, as compared to 33% in the fourth quarter of 2008.

Operating expenses for the fourth quarter of 2009 were $4.5 million, compared to $5.7 million in the corresponding period of 2008. This decrease in operating expenses is primarily a result of a reduction in workforce during the third quarter of 2009, in addition to other cost cutting initiatives.

The net loss for the fourth quarter of 2009 was $0.3 million or $0.04 per share, compared to a net loss of $0.3 million or $0.05 per share corresponding period of 2008.

EBITDA for the fourth quarter of 2009 was $0.2 million, compared to $0.1 million in the fourth quarter of 2008.  A reconciliation of GAAP net loss to EBITDA is provided in the financial tables that accompany this release.

As of December 31, 2009, cash and cash equivalents were $4.5 million and the Company had no debt. Net cash provided by operations for the year ended December 31, 2009 was $1.2 million, as compared to $2.3 million for the year ended December 31, 2008.

Highlights for the Year Ended December 31, 2009

For the year ended December 31, 2009, revenues were $62.3 million, compared to $57.4 million for 2008, an increase of 9%.

Combined revenue from digital downloads and subscription fees comprised approximately 81% of total revenues in 2009, an increase from 78% in 2008. Approximately 9% of 2009 revenues were derived from sales for mobile devices, as compared to 11% in 2008. Apple iTunes, the largest worldwide digital media retailer, represented 60% of total revenues in 2009, as compared to 55% in 2008.

Gross profit was $16.4 million (a 26% gross profit margin) for 2009, compared to $17.1 million (a 30% gross profit margin) for 2008.

Operating expenses for 2009 were $34.6 million, including a third quarter goodwill impairment charge of $14.1 million and third quarter restructuring expense of $0.3 million.  Excluding impairment of goodwill and restructuring expenses, operating expenses were $20.2 million, compared to $19.7 million for the corresponding period of 2008.

The net loss for 2009 was $17.8 million, or $2.88 per share based on 6.2 million weighted average shares outstanding for the year, compared with a net loss of $2.3 million, or $0.36 per share based on 6.3 million weighted average shares outstanding for 2008.

Cash and cash equivalents were $4.5 million at December 31, 2009, in line with cash and cash equivalent of $4.5 million at December 31, 2008. At December 31, 2009 and 2008, the Company had no debt.

As of December 31, 2009, the Company had approximately 1.8 million music tracks available for sale, an increase of 33% from the same date in 2008 and an increase of 5% from September 30, 2009. During 2009, there were approximately 61.5 million paid downloads from The Orchard’s catalogue, an increase of 20% as compared to 2008.

EBITDA for 2009 was a loss of $15.9 million, compared to an EBITDA loss of $1.0 million in 2008.  Adjusted EBITDA for 2009, excluding impairment of goodwill of $14.1 million and restructuring charges of $0.3 million, was a loss of $1.5 million, compared to a loss of $1.0 million for 2008.  A reconciliation of GAAP net loss to EBITDA and adjusted EBITDA is provided in the financial tables that accompany this release.

Management Comment
“Despite a challenging macroeconomic environment, The Orchard recorded its highest quarterly revenue ever, while reducing operating expenses for four consecutive quarters, excluding the one-time adjustments for goodwill and reduction in force in the third quarter.  We expect the company to continue on this path and remain excited about the future,” said Bradley Navin, the Company’s Chief Executive Officer.

Further Financial Information
For further company financial information, refer to the unaudited consolidated balance sheets and unaudited consolidated statements of operations attached to this release and to  The Orchard’s Annual Report for 2009 on Form 10-K, to be filed March 25, 2010 with the Securities and Exchange Commission (the “SEC”).

Investor Conference Call and Webcast
The company will host a conference call on March 25, 2010 at 4:30 p.m. EDT to discuss its results and provide an update on the company. Presenting from the Company will be Chief Executive Officer, Bradley Navin, and Chief Financial Officer, Nathan Fong.

To participate in the call, interested parties are invited to dial 1 (866) 578-5801 for domestic callers or 1 (617) 213-8058 for international callers at least five minutes prior to the start time. The participant pass-code is 12625868. A live webcast of the call will be available on the Company's website at http://investor.theorchard.com .

A replay of the call will be available for one week, beginning one hour after the call ends by dialing 1 (888) 286-8010 for domestic callers or 1 (617) 801-6888 for international callers. The pass-code is 63151144. A replay of the webcast will also be archived on The Orchard’s website for at least fourteen days.

About The Orchard®
Headquartered in New York and London with operations in 25 markets around the world, The Orchard (NASDAQ: ORCD) is an independent music and video distributor specializing in comprehensive digital strategies for content owners. Through innovative global marketing and promotions, The Orchard drives sales across 663 digital and mobile storefronts in 75 countries, as well as physical retailers across North America and Europe. The company was founded in 1997 as a business partner that fosters creativity and independence within its global clients. For further information, please visit www.theorchard.com.

Forward Looking Statements
This release may contain certain forward-looking statements regarding The Orchard's expectations regarding future events and operating performance within the meaning of Federal Securities laws that are subject to certain risks and uncertainties and involve factors that may cause actual results to differ materially from those projected or suggested. Factors that could cause actual results to differ include, but are not limited to, the growth of the digital music and video markets; the impact of the general economic recession and management’s ability to capitalize on our business strategy and take advantage of opportunities for revenue expansion; satisfaction of the conditions of the pending merger with Dimensional, including the approval of a majority of the stockholders unaffiliated with Dimensional; the costs and expenses associated with the pending merger; contractual restrictions on the conduct of The Orchard’s business included in the merger agreement; the potential loss of key personnel, disruption of our sales and operations or any impact on The Orchard’s relationships with third parties as a result of the pending merger; any delay in consummating the proposed merger with Dimensional or the failure to consummate the transaction; and the outcome of, or expenses associated with, any litigation which may arise in connection with the pending merger with Dimensional. Undue reliance should not be placed on such forward-looking statements as they speak only as of the date hereof, and The Orchard undertakes no obligation to update these statements to reflect subsequent events or circumstances except as may be required by law. Additional factors that could cause actual results to differ materially from those projected or suggested in any forward-looking statements are contained in The Orchard's most recent periodic reports on Form 10-K and Form 10-Q that are filed with SEC.

Use of Non-GAAP Measures
In addition to The Orchard’s consolidated statements of operations and cash flow presented in accordance with GAAP, we present investors with the non-GAAP net loss, non-GAAP net loss per share, EBITDA, and adjusted EBITDA.

Non-GAAP net loss and non-GAAP net loss per share excludes the charge for goodwill impairment and restructuring charges from GAAP net loss.

EBITDA consists of net loss excluding the impact of the following: interest income, net; income taxes; depreciation; and amortization. In addition, adjusted EBITDA also excludes the impact of goodwill impairment and restructuring charges. Management believes EBITDA and adjusted EBITDA are useful measures because they provide important supplemental information to management and investors regarding financial and business trends relating to The Orchard’s financial condition and results of operations and is useful to investors in their assessment of our operating performance and the valuation of our company.

The use of non-GAAP net loss, EBITDA, and adjusted EBITDA should be considered in addition to, not as a substitute for or superior to, revenue and operating expenses provided by reported operating activities, net loss, earnings per share, or other financial measures prepared in accordance with GAAP. In the financial tables of our earnings press release, The Orchard has included a reconciliation of EBITDA and adjusted EBIDTDA to GAAP net loss, non-GAAP net loss to GAAP net loss, and non-GAAP net loss per share to GAAP net loss per share.

The Company recorded restructuring charges and a goodwill impairment charge in 2009.  These charges have not occurred frequently and the Company believes that excluding these charges will provide investors with a basis to compare the Company’s core operating results in different periods without this variability.

CONTACTS:
Financial Inquiries
Nathan Fong
212-300-2824
EVP & Chief Financial Officer
nfong@theorchard.com

or

Press Inquiries:
Ed James
Cornerstone PR
212 652 9295
ed@cornerstonepromotion.com

or

Investor Relations:
IR@theorchard.com

THE ORCHARD ENTERPRISES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Three Months Ended		For the Year Ended
	December 31,		December 31,
	2009	2008	2009	2008
	(unaudited)		(unaudited)

REVENUES	$16,716,532	$16,173,548	$62,271,481	$57,355,916

COSTS OF REVENUES	12,431,835	10,833,989	45,830,481	40,272,293

GROSS PROFIT	4,284,697	5,339,559	16,441,000	17,083,623
Gross profit margin	25.6%	33.0%	26.4%	29.8%

IMPAIRMENT OF GOODWILL	-	-	14,113,522	-
RESTRUCTURING EXPENSE	-	-	312,008	-
(GAIN) LOSS FROM DISPOSAL AND WRITEDOWN OF PROPERTY AND EQUIPMENT	-	37,422	(23,870)	59,189
OPERATING EXPENSES	4,518,430	5,674,880	20,221,008	19,699,730

LOSS FROM OPERATIONS	(233,733)	(372,743)	(18,181,668)	(2,675,296)

OTHER INCOME (EXPENSE):
Interest income	-	8,397	-	171,168
Interest expense	(20,000)	-	(67,555)	-
Other income	(11,499)	58,490	457,357	249,545
Total other income (expense)	(31,499)	66,887	389,802	420,713

NET LOSS	$(265,232)	$(305,856)	$(17,791,866)	$(2,254,583)

Net loss per share - basic and diluted	$(0.04)	$(0.05)	$(2.88)	$(0.36)

Weighted average shares outstanding - basic and diluted	6,238,258	6,285,743	6,182,323	6,267,972

NOTE - Certain fiscal 2008 amounts have been reclassified to conform to the fiscal 2009 presentation.

THE ORCHARD ENTERPRISES, INC.

SUMMARIZED CASH FLOW INFORMATION

	For the Three Months Ended		For the Year Ended
	December 31,		December 31,
	2009	2008	2009	2008
	(unaudited)		(unaudited)

NET CASH FLOWS PROVIDED BY (USED IN):
Operating activities	$(131,900)	$1,836,050	$1,197,872	$2,278,211
Investing activities	(77,212)	(777,247)	(1,165,460)	(8,326,360)
Financing activities	(9,738)	-	(11,962)	(81,367)
Effect of exchange rate changes	(1,159)	(9,927)	(66,007)	13,925

(DECREASE) INCREASE CASH AND CASH EQUIVALENTS	(220,009)	1,048,876	(45,557)	(6,115,591)

CASH AND CASH EQUIVALENTS - Beginning of period	4,695,479	3,472,151	4,521,027	10,636,618

CASH AND CASH EQUIVALENTS - End of period	$4,475,470	$4,521,027	$4,475,470	$4,521,027

NOTE - Certain fiscal 2008 amounts have been reclassified to conform to the fiscal 2009 presentation.

RECONCILIATION OF GAAP NET LOSS TO EBITDA AND ADJUSTED EBITDA

	For the Three Months Ended		For the Year Ended
	December 31,		December 31,
	2009	2008	2009	2008
	(unaudited)		(unaudited)

Net loss in accordance with GAAP	$(265,232)	$(305,856)	$(17,791,866)	$(2,254,583)
Add (deduct) adjustments:
Interest income	-	(8,397)	-	(171,168)
Interest expense	20,000	-	67,555	-
Depreciation and amortization	434,195	434,871	1,821,001	1,451,239

EBITDA	$188,963	$120,618	$(15,903,310)	$(974,512)

Impairment of goodwill	-	-	14,113,522	-
Restructuring charges	-	-	312,008	-

Adjusted EBITDA	$188,963	$120,618	$(1,477,780)	$(974,512)

THE ORCHARD ENTERPRISES, INC.

RECONCILIATION OF NON-GAAP NET LOSS TO GAAP NET LOSS
AND NON-GAAP NET LOSS PER SHARE TO GAAP NET LOSS PER SHARE

	For the Three Months Ended		For the Year Ended
	December 31,		December 31,
	2009	2008	2009	2008
	(unaudited)		(unaudited)

Reconciliation of non-GAAP net loss:
Net loss excluding restructuring and charge for goodwill impairment	$(265,232)	$(305,856)	$(3,366,336)	$(2,254,583)
Charge for goodwill impairment	-	-	(14,113,522)	-
Restructuring charges	-	-	(312,008)	-
Net loss in accordance with GAAP	$(265,232)	$(305,856)	(17,791,866)	$(2,254,583)

Weighted average shares outstanding - basic and diluted	6,238,258	6,285,743	6,182,403	6,267,972

Reconciliation of non-GAAP EPS:
Net loss per share excluding restructuring and charge for goodwill impairment	$(0.04)	$(0.05)	$(0.55)	$(0.36)
Charge per share for goodwill impairment	-	-	(2.28)	-
Restructuring charges per share	-	-	(0.05)	-
Net loss per share in accordance with GAAP - basic and diluted	$(0.04)	$(0.05)	$(2.88)	$(0.36)